EXHIBIT 4.10



Microfilm Number___________     Filed with the Department of State on __________

Entity Number______________     /s/ illegible
                                ------------------------------------------------
                                Secretary of the Commonwealth

         STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1522 (Rev 90)

    In compliance with the requirements of 15 Pa.C.S. Section 1522(b)(relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:


1. The name of the corporation is: Scan Graphics, Inc.
                                   _____________________________________________

   _____________________________________________________________________________

2. (Check and complete one of the following):

   _X__ The resolution amending the Articles under 15 Pa.C.S. Section 1522(b) relating to divisions and determinations by the board), set forth in full, is as follows:

   ____ The resolution amending the Articles under 15 Pa.C.S. Section 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. Section 1522(b) or corresponding provisions of prior law with respect thereto, and (c) any other provisions of prior law with respect thereto, and (c) any other provision of the Articles is 3,300 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: 12/31/97.

5. (Check, and if appropriate complete, one of the following):

    _X__ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

    ____ The resolution shall be effective: ________________at__________________
                                                Date                Hour

    IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 31st day of December, 1997.

                                             Scan-Graphics, Inc.
                                             -----------------------------------
                                             (Name of Corporation)

                                             By: /s/ illegible
                                             -----------------------------------
                                             illegible

                                             Title: President & CEO
                                             -----------------------------------

                           ACTION BY WRITTEN CONSENT
                           OF THE BOARD OF DIRECTORS
                                       OF
                              SCAN-GRAPHICS, INC.

     IN ACCORDANCE WITH Section 1727(b) of the Pennsylvania Business Corporation Act and Section 4.10(b) of the Corporation's Bylaws, the undersigned directors constituting all of the directors of the Corporation, do hereby waive the calling or holding of a meeting of the directors of the Corporation, waive any right of dissent in the manner, and consent to and direct the recording among the minutes of the proceedings of the directors of the Corporation of the following recitations and resolutions as having been duly adopted and approved by action of the directors:

     WHEREAS, the Corporation has issued Convertible Notes (the "Notes") to a group of investors (the "Note Holders"), such Notes being referred to on the books of the Corporation as Notes CN-001 through CN-018, and as of December 31, 1997, representing $3,300,000, plus accrued interest, of debt on the books of the Corporation; and

     WHEREAS, the Corporation has offered to exchange (the "Exchange Offer") shares of a new series of Class A Preferred Stock for the outstanding Notes on a dollar-for-dollar basis, and

     WHEREAS, the Note Holders have indicated that they would accept the Exchange Offer effective December 31, 1997, and

     WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") deems it to be in the best interest of the Corporation and its stockholders to affect the Exchange Offer.


NOW THEREFORE, be it hereby:

            RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Class A Preferred Stock of the Corporation to consist of 3,300 shares, and hereby fixes the designations, powers, conversion privileges, preferences and other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

            (a) The designation of the Series of Class A Preferred Stock created by this resolution shall be "Class A Preferred Stock, Series D" (the "Series D Preferred Stock");

            (b) The holders of Series D Preferred Stock shall be entitled to receiver, out of the funds legally available therefor, a cumulative dividend at the rate of seven percent per annum (7%) computed on the basis of the Stated Liquidation Value, as defined below, payable quarterly, half-yearly, or yearly, in cash or shares of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), as the Board of Directors may from time to time determine, before any dividends shall be set apart for or paid in any year on outstanding shares of the Corporation's Class A Preferred Stock, Series A (the "Series A Preferred Stock"), and the holders of the Series D Preferred Stock shall not participate in any additional earnings or profits of the Corporation;

            (c) The Series D Preferred Stock shall be convertible at the option of the respective owners of record thereof upon surrender of the certificates representing the shares to be converted at the office of the Corporation or its transfer agent at any time prior to redemption of cancellation therof into fully paid and nonassessable shares of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), subject however, to the terms, conditions and restrictions hereinafter stated;

                (i) The principal and accrued interest is convertible into shares of Common Stock at a conversion price (the "Conversion Price") equal to the lower of $7.00 per share or the adjusted market price (the "Adjusted Market Price") of the Common Stock. The Adjusted Market Price shall be determined as follows:

                    (A) If the average of the closing bid prices for the 5 days preceding the date of conversion (the "Average Closing Bid Price") is less than $4.00 per share, the Conversion Price shall be the Average Closing Bid Price less a conversion discount equal to ten percent (10%) (the "Conversion Discount").

                    (B) If the Average Closing Bid Price is greater than $4.00 but less than $7.00 per share, the Conversion Price shall be the Average Closing Bid Price less the Conversion Discount adjusted by an increase of one percent (1%) for each $.20 increase in the Average Closing Bid Price over $4.00 per share.

                (ii) The Series D Preferred Stock may be converted by its holdes as per the attached Exhibit 1 - Conversion Schedule, on a cumulative basis, provided, however, that such restriction shall not apply if the Conversion Price shall be greater than $7.00 per share, or L.L. Osterwise shall cease to be the chief executive officer of the Company.

           (d) The Board of Directors may elect to redeem all or part of the Series D Preferred Stock if the Conversion Price is equal to or less than $3.00 per share, or L.L. Osterwise shall cease to be the chief executive officer of the Company, at the Stated Liquidation Value per share, as defined below, plus a premium equal to the Conversion Discount.

           (e) In the case of liquidation, dissolution or winding up the affairs of the Corporation, whether voluntary or involuntary, holders of Series D Preferred Stock shall be preferred over all other holders of stock of the Corporation to the amount of

     One Thousand Dollars per share ($1,000.00) (the "Stated Liquidation Value") plus accumulated or accrued and unpaid dividends thereon.

           (f) The holders of the Series D Preferred Stock shall not have any right to vote for the election of directors of the Corporation or on other matters submitted to a vote of the holders of Common Stock or other security holders generally entitled to vote thereon, except as may be otheriwse provided by law.

           (g) The Corporation shall at all times keep available out of its authorized but unissued and unreserved Common Stock for the purposes of effecting conversion of shares of the Series D Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.

           RESOLVED FURTHER, that the Exchange Offer be and it hereby is approved and that the President of the Corporation be and he hereby is authorized, empowered and directed to take or cause to be taken all such further actions and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further instruments in the name and on behalf of the Corporation as in his best judgment shall be necessary, desirable or advisable in order to carry out the intent, and accomplish the purposes of these resolutions.

     IN WITNESS WHEREOF, the undersigned hereby approve and adopt and consent to the foregoing resolutions, and execute this consent, effective as of the 31st day of December, 1997.





                                        /s/ Andrew E. Trolio
                                        ----------------------------------------
                                        Andrew E. Trolio


                                        /s/ Laurence L. Osterwise
                                        ----------------------------------------
                                        Laurence L. Osterwise


                                        /s/ Michael A. Mulshine
                                        ----------------------------------------
                                        Michael A. Mulshine


                                        /s/ R. Barry Borden
                                        ----------------------------------------
                                        R. Barry Borden


                                        /s/ David S. Hirsch
                                        ----------------------------------------
                                        David S. Hirsch


                                        /s/ Jack A. Pellicci
                                        ----------------------------------------
                                        Jack A. Pellicci


                                        /s/ James C. Sargent
                                        ----------------------------------------
                                        James C. Sargent

                                                                 Exhibit I
                                                                 ---------

                              Conversion Schedule
                              -------------------

                            Series D Preferred Stock
                            ------------------------

Holder                   Number of Shares        Conversion Authorized Per Month
------                   ----------------        -------------------------------
1) Jules Nordlicht        480 Shares             Up to 80 shares after January 1, 1998, and up to
                                                 80 shares per month after the 1st of each month
                                                 thereafter.

2) ACE Foundation, Inc.   600 Shares             Up to 100 shares after January 1, 1998, and up to
                                                 100 shares per month after the 1st of each month
                                                 thereafter.

3) Mark Nordlicht         240 Shares             Up to 40 shares after January 1, 1998, and up to
                                                 40 shares per month after the 1st of each month
                                                 thereafter.

4) Karfunkel Family        70 Shares             Up to 20 shares after January 1, 1998, and up to
    Foundation                                   10 shares per month after the 1st of each month
                                                 thereafter.

5) S. Sandor Brull         70 Shares             Up to 20 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

6) Jeremy Fineberg         70 Shares             Up to 20 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

7) Andreas Typaldos        70 Shares             Up to 20 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

8) Jack Rudman             60 Shares             Up to 10 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

9) Moshe Lehrfield &       70 Shares             Up to 20 shares after January 1, 1998, and up to
    Jennifer Lehrfield                           10 shares per month after the 1st of each month
                                                 thereafter.

10) Millenco, L.P.        840 Shares             Up to 240 shares after January 1, 1998, and up to
                                                 120 shares per month after the 1st of each month
                                                 thereafter.

11) Chesed Avraham         60 Shares             Up to 10 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

12) Rita Folger            70 Shares             Up to 20 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

13) Salelink Ltd.         360 Shares             Up to 60 shares after January 1, 1998, and up to
                                                 60 shares per month after the 1st of each month
                                                 thereafter.

14) Moses Elias            60 Shares             Up to 10 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

15) The Jerusalem Fund     60 Shares             Up to 10 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.

16) Bodenheimer            60 Shares             Up to 10 shares after January 1, 1998, and up to
     Foundation                                  10 shares per month after the 1st of each month
                                                 thereafter.

17) Abraham Ziskind        60 Shares             Up to 10 shares after January 1, 1998, and up to
                                                 10 shares per month after the 1st of each month
                                                 thereafter.